UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 18, 2020

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02. Results of Operations and Financial Condition.

On April 6, 2021, Novo Integrated Sciences, Inc. (“Novo”) issued a press release announcing Novo’s preliminary revenue and financial results for the second quarter of the fiscal year ending August 31, 2021. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

Item 8.01. Other Events.

Acenzia Non-Binding Letter of Intent

On December 18, 2020, Novo and Novo Healthnet Limited, a wholly owned subsidiary of Novo (“NHL” and together with Novo, the “Company”), entered into a non-binding letter of intent (“Acenzia LOI”) with Acenzia Inc. (“Acenzia”) and each of the Acenzia shareholders (collectively, the “Acenzia Shareholders”). Pursuant to the terms of the Acenzia LOI, the parties agreed to proceed reasonably and in good faith toward the negotiation and execution of a share exchange or similar definitive agreement regarding the acquisition of Acenzia by the Company. The parties expect that the definitive agreement will provide for the acquisition of Acenzia in exchange for $25,000,000, subject to Acenzia’s valuation affirmed by a mutually acceptable certified independent third party valuation analyst, in Novo restricted common stock, NHL exchangeable preferred shares, or other equity structure depending on tax considerations.

Completion of the Acenzia transaction is subject to standard due diligence, negotiation and execution of definitive documentation, receipt of necessary board and shareholder approvals, regulatory approvals, and third party consents. Pursuant to the terms of the Acenzia LOI, the definitive agreement is expected to provide for, among other things, (i) the Acenzia Shareholders’ right to appoint two members of Novo’s board of directors, (ii) formation by Novo of an operating advisory committee, made up of two members of NHL’s executive team, two Acenzia Shareholders and one member of Novo, with input over the operation of NHL and Acenzia, (iii) provide for an incentive compensation program for Acenzia management, and (iv) the Acenzia Shareholders’ right to appoint the President of Acenzia and any present or future subsidiaries or affiliates of Acenzia. The Acenzia LOI contains standard representations, warranties, covenants, and conditions as well as mutual confidentiality and exclusivity provisions.

Pursuant to the terms of the Acenzia LOI, if a definitive agreement was not executed by the parties to the Acenzia LOI on or before March 1, 2021, the terms of the Acenzia LOI would terminate, with the exception of certain specified provisions. On March 1, 2021, the parties amended the Acenzia LOI to extend the termination date of the Acenzia LOI to May 1, 2021.

Assignment of Pro-Dip LLC and Pouch Works LLC Non-Binding Letter of Intent

On December 21, 2020, Acenzia, Pro-Dip LLC (“Pro-Dip”) and Pouch Works LLC (“Pouch Works” and together with Pro-Dip, the “Pro-Dip Parties”) entered into a non-binding letter of intent (the “Pro-Dip LOI”) pursuant to which the parties agreed to proceed reasonably and in good faith toward the negotiation and execution of definitive documentation regarding the acquisition by Acenzia of 100% interest in Pro-Dip (including Pouch Works, Pro-Dip’s subsidiary) in exchange for $800,000 of Acenzia capital stock, subject to the Pro-Dip Parties’ valuation affirmed by a mutually acceptable independent third party valuation analyst, or other share structure depending on tax considerations. On January 27, 2021, Novo, Acenzia and Pro-Dip executed an Agreement to Assign pursuant to which Acenzia transferred and assigned to Novo all rights and obligations under the Pro-Dip LOI.

Completion of the Pro-Dip transaction is subject to standard due diligence, negotiation and execution of definitive documentation, receipt of necessary board and shareholder approvals, regulatory approvals, and third party consents. Pursuant to the terms of the Pro-Dip LOI, the definitive agreement is expected to provide for, among other things, an incentive compensation program for management and the right of the shareholders of the Pro-Dip Parties to appoint the President of each of the Pro-Dip Parties and any present or future subsidiaries or affiliates of the Pro-Dip Parties. The Pro-Dip LOI contains standard representations, warranties, covenants, and conditions as well as mutual confidentiality and exclusivity provisions.

Pursuant to the terms of the Pro-Dip LOI, if a definitive agreement was not executed by the parties to the Pro-Dip LOI on or before March 1, 2021, the terms of the Pro-Dip LOI would terminate, with the exception of certain specified provisions.

On March 1, 2021, Acenzia and the Pro-Dip Parties agreed to amend the Pro-Dip LOI to extend the termination date of the Pro-Dip LOI to May 1, 2021.

We-Fix-U Physiotherapy and Foot Health Inc. Non-Binding Letter of Intent

On January 8, 2021, Novo and NHL entered into a non-binding letter of intent (“We-Fix-U LOI”) with We-Fix-U Physiotherapy and Foot Health Inc. (“We-Fix-U”). Pursuant to the terms of the We-Fix-U LOI, the parties agreed to proceed reasonably and in good faith toward the negotiation and execution of a share exchange or similar definitive agreement regarding the acquisition of We-Fix-U by the Company. The parties expect that the definitive agreement will provide for the acquisition of We-Fix-U in exchange for CAD$3,200,000 (approximately $2,547,000) or a valuation prescribed at a break-even level as a result of the COVID-19 economic environment, in Novo restricted common stock, NHL exchangeable preferred shares, or other equity structure depending on tax considerations. The Novo common stock to be issued will be based on a per share price of $5.00. In the alternative and at the sole discretion of the We-Fix-U shareholders, the parties may enter into a structure whereby the We-Fix-U shareholders will be issued NHL preferred exchangeable shares that may be used for the sole purpose of exchange for Novo common stock.

The issued shares are expected to be subject to a two-year lockup coinciding with any applicable clawback policies or procedures adopted by Novo and outlined in the definitive agreement entered into by the Company and We-Fix-U. In the event the clawback is waived prior to the two-year clawback term, the lockup will be removed and normal restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended, will apply. The We-Fix-U LOI also provides that David Evans, We-Fix-U’s CEO, will enter into an employment agreement for a period of no less than two years from the closing of the We-Fix-U transaction.

Completion of the We-Fix-U transaction is subject to standard due diligence, negotiation and execution of definitive documentation, receipt of necessary board and shareholder approvals, regulatory approvals, and third party consents. The We-Fix-U LOI contains standard representations, warranties, covenants, and conditions as well as mutual confidentiality and exclusivity provisions.

Pursuant to the terms of the We-Fix-U LOI, if a definitive agreement was not executed by the parties to the We-Fix-U LOI on or before April 1, 2021, the terms of the We-Fix-U LOI would terminate, with the exception of certain specified provisions. On March 29, 2021, Novo and We-Fix-U amended the We-Fix-U LOI to extend the termination date of the We-Fix-U LOI to June 1, 2021.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this report are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” “will,” “ would” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the registrant dated April 6, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: April 6, 2021	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer